Exhibit 3.3
                                                 State of Delaware
                                                 Secretary of State
                                                 Division of Corporations
                                                 Delivered 06:01 PM 10/21/2004
                                                 FILED 06:01 pm 10/21/2004
                                                 SRV 040762352 - 2618434 FILE

                        STATE OF DELAWARE
                     CERTIFICATE OF AMENDMENT
                 OF CERTIFICATE OF INCORPORATION

                       ENERGY VISIONS INC.

a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: First that a meeting of the Board of Directors of Energy Visions Inc. Resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of stockholders of said corporation for consideration hereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "One" so that as amended, said Article shall be read as follows:

The name of the corporation shall be Lions Petroleum Inc.

RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Two" so that as amended, said Article shall be read as follows:

Its registered office in the State of Delaware is to be located at 701 Renner Road, Wilmington, DE 19810, County of Newcastle. The registered agent in charge thereof is Incorp Services Inc. address "same as above".

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Energy Visions Inc. Has caused this certificate to be signed by Gordon Wiltse, an Authorized Officer, this 18th day of October, 2004.




                                            By: /s/ Gordon Wiltse
                                            Authorized Officer
                                            Title:   Secretary
                                            Name:    Gordon Wiltse